              As filed with the Securities and Exchange Commission
                              on December 23, 1998


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                December 23, 1998
                                (Date of Report)

                            BALLARD MEDICAL PRODUCTS
                           (Exact name of registrant
                          as specified in its charter)

                                     1-12318
                            (Commission file number)

                                      UTAH
                 (State or other jurisdiction of incorporation
                                or organization)

                                   87-0340144
                      (I.R.S. Employer Identification No.)


                 12050 Lone Peak Parkway, Draper, Utah  84020
                             (Address and Zip Code
                         of principal executive offices)

                                 (801) 572-6800
                        (Registrant's telephone number,
                              including area code)













          ITEM 5.  OTHER EVENTS

               Set forth below is the text of a press release issued by the Company December 23, 1998:

               "On December 23, 1998 the Company announced that it has
          entered into a definitive merger agreement with Kimberly-Clark Corporation. Under the terms of the merger agreement, Ballard shareholders will receive $25 for each share of Ballard common stock, payable in Kimberly-Clark stock. The Kimberly-Clark shares to be delivered will be valued based upon the average closing price of Kimberly-Clark stock over a period of ten days ending five days prior to the date of closing. The transaction was unanimously approved today by the boards of directors of both companies. Based on Ballard's approximate 30.5 million shares outstanding, the transaction has an equity value of $764 million.

               The transaction, which is expected to be a tax-free exchange for Ballard shareholders, is anticipated to be completed in early 1999 and is subject to certain conditions, including regulatory clearances and approval by Ballard shareholders. Dale H. Ballard, Chairman, President and CEO of Ballard Medical, has agreed to vote his equity interest in the Company in favor of the transaction. In connection with the merger agreement, the Company granted Kimberly-Clark an option to acquire 19.9% of Ballard Medical's outstanding stock under certain circumstances. In addition, under certain circumstances, Kimberly-Clark would be paid a cash termination fee by the Company.

               "We believe this merger will bring excellent value to our shareholders, both in the short term and in the long term," said Mr. Ballard. "We are very excited at the prospect of Ballard joining forces with the Professional Health Care sector of Kimberly-Clark. Combining Kimberly-Clark's resources and product lines with those of Ballard, we will have a very strong platform from which to continue to grow both domestically and internationally."

               Ballard reported sales for its fiscal year ending September 30, 1998 of $150,062,671 with net income of $32,013,520. Kimberly-Clark reported sales of $12,546.6 million for its fiscal year ending December 31, 1997, with net income of $901.5 million.

               All statements in this Form 8-K, other than statements of historical fact, are forward-looking statements that involve known and unknown risks and uncertainties. Accordingly, investors are cautioned against putting undue reliance on any such statements, as no assurance can be given that the assumptions underlying such statements will prove to have been correct. As stated, closing on the proposed merger is subject to a number of conditions. The Company disclaims any obligation to announce publicly the results of any revisions to any forward-looking statements herein to reflect future events or developments."

                                    SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BALLARD MEDICAL PRODUCTS

          Dated:  December 23, 1998     By:  Dale H. Ballard, President